Exhibit 21
PERRIGO SUBSIDIARIES

Name of Subsidiary	State/Country of Incorporation
Chefaro Ireland Designated Activity Company	Ireland
Elan International Services Limited	Ireland
Omega Teknika Designated Activity Company	Ireland
Perrigo Company plc	Ireland
Perrigo Corporation Designated Activity Company	Ireland
Perrigo Finance Unlimited Company	Ireland
Perrigo Holdings Unlimited Company	Ireland
Perrigo International Finance Designated Activity Company	Ireland
Perrigo Ireland 1 Designated Activity Company	Ireland
Perrigo Ireland 10 Unlimited Company	Ireland
Perrigo Ireland 11 Designated Activity Company	Ireland
Perrigo Ireland 13 Designated Activity Company	Ireland
Perrigo Ireland 2 Designated Activity Company	Ireland
Perrigo Ireland 3 Designated Activity Company	Ireland
Perrigo Ireland 4 Unlimited Company	Ireland
Perrigo Ireland 6 Unlimited Company	Ireland
Perrigo Ireland 8 Designated Activity Company	Ireland
Perrigo Ireland 9 Unlimited Company	Ireland
Perrigo Ireland Management Designated Activity Company	Ireland
Perrigo Pharma International Designated Activity Company	Ireland
Perrigo Science Eight Unlimited Company	Ireland
Perrigo Science One Designated Activity Company	Ireland
Perrigo Supply Chain International Designated Activity Company	Ireland
Gr8ness, LLC	Michigan
L. Perrigo Company	Michigan
Perrigo Americas Holdings, Inc.	Michigan
Perrigo Company	Michigan
Perrigo Finance (US), LLC	Michigan
Perrigo Global Holdings, Inc.	Michigan
Perrigo International Holdings, LLC	Michigan
Perrigo International, Inc.	Michigan
Perrigo Management Company	Michigan
Perrigo Research & Development Company	Michigan
Perrigo Sales Corporation	Michigan
PMI Branded Pharmaceuticals, Inc.	Michigan
Athena Neurosciences, LLC	Delaware
Elan Pharmaceuticals, LLC	Delaware
HRA Pharma America, Inc.	Delaware
PBM Canada Holdings, LLC	Delaware
PBM Holdings, LLC	Delaware
PBM International Holdings, LLC	Delaware
PBM Mexico Holdings, LLC	Delaware
PBM Mexico Management, LLC	Delaware
PBM Nutritionals, LLC	Delaware
PBM Products, LLC	Delaware

Perrigo China Business Trustee, LLC	Delaware
Perrigo Diabetes Care, LLC	Delaware
Perrigo International Holdings II, Inc.	Delaware
Perrigo Investments, LLC	Delaware
Perrigo Mexico Investment Holdings, LLC	Delaware
Perrigo New York, Inc.	Delaware
Perrigo Wisconsin, LLC	Delaware
Perrigo, LLC	Delaware
Ranir Global Holdings, LLC	Delaware
Ranir, LLC	Delaware
SelfCare Holdings, LLC	Delaware
Perrigo Company of Tennessee, Inc.	Tennessee
Perrigo Florida, Inc.	Florida
Perrigo Direct, Inc.	Georgia
Kazmira, LLC	Colorado
Perrigo Malta International Ltd. - US Branch	-
Arginet Investments and Property (2003) Ltd.	Israel
Perrigo Israel Opportunities II Ltd.	Israel
Perrigo Israel Trading Limited Partnership	Israel
Galpharm Healthcare Limited	United Kingdom
Galpharm International Limited	United Kingdom
Omega Pharma Limited	United Kingdom
Perrigo Pharma Limited	United Kingdom
Perrigo UK Acquisition Limited	United Kingdom
Perrigo Ventures Limited Partnership	United Kingdom
Ranir (Holdings) Limited	United Kingdom
Ranir Limited	United Kingdom
Solent Oral Care Limited	United Kingdom
Wrafton Laboratories Limited	United Kingdom
PBM Products Mexico S de R.L. de C.V.	Mexico
Perrigo Australia PTY Limited	Australia
Perrigo Laboratories India LLP	India
Omega Pharma GmbH	Austria
Perrigo Österreich GmbH	Austria
Richard Bittner AG	Austria
Perrigo International Insurance Limited	Bermuda
Perrigo Danmark A/S	Denmark
Elan Europa Finance S.á r.l.	Luxembourg
HRA NewCo	Luxembourg
Omega Pharma Luxembourg SarL	Luxembourg
Monksland Holdings B.V.	Netherlands
Oce-Bio Nederland B.V.	Netherlands
Omega Pharma Nederland B.V.	Netherlands
P-Direct NL B.V.	Netherlands
Perrigo Netherlands B.V.	Netherlands
Perrigo Netherlands International Partnership C.V.	Netherlands
Perrigo Pharma Holding Nederland BV	Netherlands
Samenwerkende Apothekers Nederland B.V.	Netherlands
Perrigo Malta International Limited	Malta

HRA Pharma Switzerland SARL	Switzerland
JLR Pharma S.A.	Switzerland
Perrigo Schweiz AG fka Interdelta S.A.	Switzerland
HRA Pharma China	China
Perrigo China Business Trust	China
Perrigo Trading (Shanghai) Co., Ltd.	China
Ranir Changshu Oral Care CO., Ltd.	China
Ranir Shenzhen	China
Zibo Xinhua - Perrigo Pharmaceutical Company Ltd.	China
HRA Pharma APAC J.V.	Hong Kong
HRA Pharma Hong Kong Ltd.	Hong Kong
Solent Dental Company Limited	Hong Kong
Perrigo Asia Holding Company Ltd.	Mauritius
Perrigo Ukraine, LLC	Ukraine
Medgenix Benelux NV	Belgium
Oce Bio BV	Belgium
Omega Pharma Innovation & Development NV	Belgium
Omega Pharma International NV	Belgium
Omega Pharma Trading NV	Belgium
Perrigo Belgium NV	Belgium
Perrigo Capital NV	Belgium
Perrigo Europe Invest NV	Belgium
Perrigo Holding NV	Belgium
Totalcare International Corp	British Virgin Islands
Perrigo Bulgaria OOD	Bulgaria
Omega Alpharm Cyprus Ltd.	Cyprus
Omega Pharma AS	Czech Republic
Perrigo Suomi Oy	Finland
Cosmediet - Biotechnie SAS	France
HERA SAS	France
Laboratoire de la Mer SAS	France
Laboratoire HRA Pharma SAS	France
Laboratoire Perrigo Pharma France SAS	France
Perrigo France Deux SAS	France
Perrigo France SAS	France
Abtei Omega Pharma GmbH	Germany
Naturwohl Pharma GmbH	Germany
Omega Pharma Manufacturing GmbH & Co. KG	Germany
Omega Pharma Manufacturing Verwaltungs GmbH	Germany
Perrigo Deutschland GmbH	Germany
Omega Pharma Hellas SA Health and Beauty Products	Greece
Despharma Kft.	Hungary
Omega Pharma Hungary Kft.	Hungary
Perrigo Italia S.r.l	Italy
Perrigo IoM Holdings Limited	Isle of Man
Omega Pharma Baltics SIA	Latvia
Perrigo Norge AS	Norway
P. Services International ap z.o.o	Poland
Perrigo Poland Sp z.o.o	Poland
Perrigo Portugal LDA	Portugal

Perrigo România S.R.L.	Romania
Adriatic Distribution doo Beograd	Serbia
Omega Pharma s.r.o.	Slovakia
Adriatic BST Trgovina in Storitve D.o.o.	Slovenia
Perrigo España SA	Spain
Aco Hud Nordic AB	Sweden
Perrigo Sverige AB	Sweden
Perrigo Kişisel Bakım Ürünleri Sanayi ve Ticaret Limited Şirketi	Turkey
Perrigo Canada Company, Inc.	Canada
Adriatic BST D.o.o. Podruznica Zagreb	Croatia